Exhibit 32
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER, PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is given by the undersigned Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of Columbia Banking System, Inc. (the “registrant”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the registrant's quarterly report on Form 10-Q for the period ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant

/s/ Clint E. Stein
Clint E. Stein
President and Chief Executive Officer
Columbia Banking System, Inc.

/s/ Ronald L. Farnsworth
Ronald L. Farnsworth
Executive Vice President, Chief Financial Officer and Principal Financial Officer
Columbia Banking System, Inc.

/s/ Lisa M. White
Lisa M. White
Executive Vice President, Corporate Controller and Principal Accounting Officer
Columbia Banking System, Inc.

November 5, 2025